EXHIBIT 5.1
                                   -----------

                               The Law Offices of
             O'CONNOR, CAVANAGH, ANDERSON, KILLINGSWORTH & BESHEARS
                       One East Camelback Road, Suite 1100
                             Phoenix, Arizona 85012

                            Telephone: (602) 263-2400
                               Fax: (602) 263-2900



                                  May 21, 1998


Action Performance Companies, Inc.
2401 West First Street
Tempe, Arizona  85281

         Re:      Registration Statement on Form S-3
                  Action Performance Companies, Inc.

Gentlemen:

                  We have acted as legal counsel to Action Performance Companies, Inc. (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about May 22, 1998 under the Securities Act of 1933, as amended, covering the resale of an aggregate of $100,000,000 principal amount of the Company's 4 3/4% Convertible Subordinated Notes due 2005 (the "Notes") and shares of the Company's common stock, par value $.01 per share (the "Common Stock") issuable upon conversion of the Notes (the "Shares"), all of which may be sold from time to time by the holders of such Notes and/or Shares (the "Selling Securityholders"). The Notes were issued pursuant to an indenture dated March 24, 1998, between the Company and First Union National Bank, as trustee (the "Indenture").

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement, the Indenture, and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company. For purposes of the opinion set forth below, we have assumed (i) that the documents and signatures examined by us are genuine and authentic, (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, (iii) the payment by the Selling Securityholders (or the prior holders thereof) of the full and sufficient consideration due from them to the Company for the Notes, (iv) that the Indenture has been duly authorized, executed, and delivered by the Trustee, and (v) that the Notes have been duly issued, executed, and authenticated by the Trustee. For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties and interest which are due and owing to the State of Arizona.

                  Based on and subject to the foregoing, we are of the opinion that:

Action Performance Companies, Inc.
May 21, 1998
Page Two


1. The execution and delivery of the Indenture has been duly authorized by the Company and the Indenture constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter relating to or affecting the rights of creditors or by general equitable principles.

2. The Notes have been duly authorized and constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter relating to or affecting the rights of creditors or by general equitable principles.

3. The Shares have been duly authorized and, when certificates therefor have been duly authenticated, issued, and delivered in accordance with the terms of the Indenture, will be validly issued, fully paid, and non-assessable.

                  For purposes of this opinion, we have assumed that the laws of the state of New York are the same as the laws of the state of Arizona. Accordingly, we express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm under the heading "Legal Matters" in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                              Very truly yours,

                                              /s/ O'Connor, Cavanagh, Anderson,
                                              Killingsworth & Beshears, P.A.



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